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                                                                      EXHIBIT 99


NEWS RELEASE                                                 [LETTERHEAD OF AMD]
                                                        For further information:
                                                                      Tom Stites
                                                                  (408) 749-2918

                   AMD EXPECTS SECOND QUARTER SALES DECLINE


     SUNNYVALE, CA--JUNE 20, 1996--AMD announced today that it expects to report a second quarter loss on revenues below Wall Street expectations and lower than the immediate-prior quarter.

     The company said it expects total sales will decline by more than 15 percent from its first quarter. More than half of this revenue decrease is attributable to a decline in sales of flash memory products in the face of soft demand and sharply lower prices.

     AMD is global supplier of integrated circuits for the personal and networked computer and communications markets. A Fortune 500 company, AMD produces processors, flash memories, programmable logic devices, and products for communications and networking applications. Founded in 1969, AMD is based in Sunnyvale, California, and has sales and manufacturing facilities worldwide. The company had revenues of $2.5 billion in 1995 (NYSE: AMD).


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AMD news release #96CORP17